Exhibit 10.41

Fourth Extension Agreement

     This Fourth Extension Agreement is dated December 14, 2004 between Tollgrade Communications, Inc., having an address at 493 Nixon Road, Cheswick, PA 15024 (“Tollgrade”) and Dictaphone Corporation, acting through its Electronic Manufacturing Services Division, with an address at 3900 W. Sarno Rd., Melbourne, FL 32934 (“Dictaphone”).

     WHEREAS, Tollgrade (as successor in interest to Acterna Corporation) and Dictaphone are parties to a Supply Agreement dated July 25, 2002, which sets forth the terms pursuant to which Dictaphone manufactures and supplies to Tollgrade, and Tollgrade purchases from Dictaphone, certain products (the “Supply Agreement”);

     WHEREAS, the Supply Agreement was initially scheduled to expire on July 24, 2004, and has been successively extended through December 31, 2004;

     WHEREAS, Tollgrade and Dictaphone desire to replace the Supply Agreement with a new supply agreement, but have not yet completed negotiations with respect to such new supply agreement; and

     WHEREAS, Tollgrade and Dictaphone desire to further extend the term of the Supply Agreement through March 31, 2005 or until a new supply agreement is executed, if sooner;

     NOW THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the parties agree as follows:

     1. Extension of Supply Agreement. The parties hereby agree that the Supply Agreement is hereby extended through March 31, 2005 or until such time as the parties execute a new supply agreement, if sooner.

     2. Miscellaneous. Except as extended hereby, the provisions of the Supply Agreement shall remain in full force and effect. This Fourth Extension Agreement will be governed in all respects by the laws of the Commonwealth of Pennsylvania without reference to any choice of law provisions. This Fourth Extension Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties have hereunto set their hands the date first above written.

TOLLGRADE COMMUNICATIONS, INC.		DICTAPHONE CORPORATION

By:	/s/ Jennifer M. Reinke	By:	/s/ James Davis

Name: Jennifer M. Reinke		Name: James Davis
Title: Asst. Secretary		Title: Sr. VP, Operations